As filed with the Securities and Exchange Commission on August 14, 2011 Registration Number: 333-175044

                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                               FORM S-1/A
                              Amendment 1
           Registration Statement Under the Securities Act of 1933

                           PINACLE ENTERPRISE INC.
          (Exact Name of Registrant As Specified In Its Charter)

    Nevada             8700                   98-0661455
  (State or Other      (Primary Standard)                  I.R.S. Employer
  Jurisdiction of         Industrial                   Identification Number)
   Organization)       Classification Code

                                             Mikhail Kats
       Ctunnersdorfer str. 28             Ctunnersdorfer str. 28
          Leipzig, 04318                     Leipzig, 04318
         Leipzig, Germany                   Leipzig, Germany
           443.620.0081                       443.620.0081
     (Address and telephone number of              (Name, address and telephone
       registrant's executive office)              number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large Accelerated Filer [ ]            Accelerated Filer [ ]
Non-accelerated Filer   [ ]            Smaller reporting company[X]

                 CALCULATION OF REGISTRATION FEE

Securities            Amount To Be  Offering Price       Aggregate   Registration
to be Registered        Registered     Per Share      Offering Price    Fee [1]
----------------     -------------  --------------    -------------- ------------
Common Stock by
Selling Shareholders     1,800,000      $  0.05            $ 90,000      $10.45

Total                    1,800,000      $  0.05            $ 90,000      $10.45

 [1] Estimated solely for purposes of calculating the registration fee under Rule 457(a).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Preliminary Prospectus Dated August 12, 2011      Subject to Completion

                         PINACLE ENTERPRISE INC.

        1,800,000 Common Shares on Behalf of Selling Shareholders

We are registering 1,800,000 common shares on behalf of selling shareholders. We will not receive any cash or other proceeds in connection with the subsequent sale by the selling shareholders.

The 1,800,000 common shares included in this prospectus may be offered and sold directly by the selling security holders. The selling security holders must sell at a fixed price of $.05 until our shares are quoted on the OTC Bulletin Board or other exchange. Thereafter, the selling shareholders may sell at prevailing prices or privately negotiated prices. We will not control or determine the price at which a selling shareholder decides to sell its shares. Brokers or dealers effecting transactions in these common shares should confirm that the common shares are registered under applicable state law or that an exemption from registration is available.

The offering will commence on the effective date of this prospectus and will terminate on or before June 1, 2012.

There is no market for our securities. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                           TABLE OF CONTENTS

                                                                Page
  Summary of our Offering                                        5
  Risk Factors                                                   6
  Forward Looking Statements                                    12
  Use of Proceeds                                               12
  Plan of Distribution and Selling Shareholders                 12
  Business                                                      14
  Dilution                                                      20
  Dividend Policy                                               20
  Determination of Offering Price                               20
  Market for Common Equity and Related Stockholder Matters      20
  Management's Discussion and Analysis of Financial Condition   24
    or Plan of Operation
  Director, Executive Officers, Promoters and Control Persons   27
  Security Ownership of Certain Beneficial Owners and
    Management                                                  31
  Description of Securities                                     32
  Certain Relationships and Related Transactions                34
  Disclosure of Commission Position on Indemnification for
    Securities Act Liabilities                                  34
  Changes In and Disagreements with Accountants on Accounting
    And Financial Disclosure                                    34
  Legal Proceedings                                             34
  Experts                                                       35
  Legal Matters                                                 35
  Where You Can Find More Information                           35
  Financial Statements                                          36

                   SUMMARY OF OUR OFFERING

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page and the financial statements.

Our business

We are a development stage company. Pinacle Enterprise Inc. intends to specialize in architectural design, architectural animation, 3D modeling as well as Computer-Aided Design(CAD) drafting and conversion services. At this stage, we have no revenues and the only operations we have engaged in are the development of our website, business plan, plan of operations and executed marketing agreement. We cannot state with certainty whether we will achieve profitability.

Our administrative office is located at Ctunnersdorfer str. 28, Leipzig, Germany 04318 and our telephone number is 443-620-0081. Our fiscal year end is January 31. Our mailing address is located at Ctunnersdorfer str. 28, Leipzig, Germany, 04318.

Sales by Selling Shareholders   The selling shareholders must sell at a
fixed price of $.05 until our shares
are quoted on the OTC Bulletin Board or
other exchange.  Thereafter, the
selling shareholders may sell at
prevailing prices or privately
negotiated prices.

We are registering common shares on
behalf of the selling shareholders in
this prospectus.  We will not receive
any cash or other proceeds in
connection with the subsequent sales.
We are not selling any common shares on
behalf of selling shareholders and have
no control or affect on the selling
shareholders.

Termination of the Offering.    The offering will commence on the
effective date of this prospectus and
will terminate on or before June 1,
2012.

Market for our common stock.    Our common stock is not quoted on an
exchange or on the OTC Bulletin Board.
We cannot provide any assurance that an
active market in our common stock will
develop.

The offering

Securities being offered by
 selling shareholders          1,800,000 common shares
Offering price per share       $0.05
Net proceeds to us             None
Number of shares outstanding
 before the offering           5,300,000
Number of shares outstanding
 after the offering if all of
 the shares are sold           5,300,000


                              RISK FACTORS

Our business is subject to numerous risk factors, including the following.

Risks associated with Pinacle Enterprise Inc.:

1. We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated in April 19, 2010 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

        -  completion of this offering
        -  our ability to locate customers
        -  our ability to attract customers through our website
        - our ability to generate revenues through contracts with clients

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating
revenues.   We cannot guarantee that we will be successful in
generating revenues in the future. Failure to generate revenues will cause us to go out of business.

2. We have no clients, customers or suppliers and we cannot guarantee we will ever have any. Even if we obtain clients, customers and suppliers, there is no assurance that we will make a profit.

We have not identified any clients, customers or suppliers and we cannot guarantee we ever will have any. Even if we obtain clients, customers and suppliers for our services, there is no guarantee that our suppliers will need our services, or that our clients and customers will use our website to find out about our products or services. If we are unable to attract enough customers we will have to suspend or cease our operations.

3. We have no clients, customers and only one referral agent. Even if we obtain clients and customers, we may not be able to generate a profit. If that occurs we will have to cease operations.

We have no clients or customers and only one referral agent. We have not identified any clients or customers and we cannot guarantee we ever will have any. If we are unable to attract enough customers to use our services to operate profitably, we will have to suspend or cease operations.

4. Because we are small and do not have much capital, we must limit marketing our services to potential customers/ clients. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease our services.

Because we are small and do not have much capital, we must limit marketing our website to potential customers/clients. The promotion of our services via our website is how we will generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to gain contracts with them and to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

5. Because our officers and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Our officers and director will only be devoting limited time to our operations. Mikhail Kats, our president and director and Olga Kats, our secretary each will be devoting approximately 22 hours a week to our operations. Because our officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officer and director. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

6. Because our management does not have prior experience in the marketing of products via the Internet, we may have to hire additional experienced personnels or suspend or cease operations.

Because our management does not have prior experience in the marketing of services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

7. Our sole director and officer resides outside of the United States and as such it may be difficult for you to protect your interests as a shareholder and your ability to protect your rights through the United States federal courts may be limited.

Our sole director and officer, Mikhail Kats, resides outside of the United States. The rights of shareholders to take action against the director and actions by minority shareholders as a result may be difficult. Laws outside of the United States may not be as established and/or may differ from provisions under statutes or judicial precedent in existence in jurisdictions in the United States. In addition, shareholders may not have standing to initiate shareholder derivative actions before the courts outside of the United States or have limited rights to enforce judgments obtained in the United States in jurisdictions outside of the United States. As a result, you may face different considerations in protecting your interests in actions against the management, director or majority stockholders than would shareholders of a corporation whose director, officer and majority stockholders reside in the United States. Similarly, your ability to protect your interests if harmed in a manner and effectively sue in a United States federal court may be limited.

8. Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business. You may lose your entire investment.

The ability of the registrant to continue as a going concern is dependent on our ability to further implement its business plan and raise capital.

The registrant is currently a development stage company and our continued existence is dependent upon our ability to resolve our liquidity problems, principally by obtaining additional debt financing and/or equity capital. We have yet to generate a significant internal cash flow, and until sales of products commence, we are highly dependent upon debt and equity funding. Should continuing debt and equity funding requirements not be met, our operations may cease to exist.

Risks associated with this offering:

9. Our director, who is also a promoter, owns 66% of the outstanding shares of common stock and controls us.

Mikhail Kats, our officer and sole director, owns 3,500,000 shares and 66% of our common stock and controls us. As a result, Mr. Kats is able to elect all of our directors and control our operations.

10. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock.
Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

11. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by
Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated there under which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

12. Future sales by our stockholders could cause the stock price to decline and may affect your ability to liquidate your investment.

In the future, the registrant may issue equity and debt securities.
Any sales of additional common shares may have a depressive effect upon the market price of the registrant's common stock causing the stock price to decline.

13. The selling shareholders may have liability because of their status as underwriters. They may sue us if there are any omissions or misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling shareholders will be considered to be underwriters of the offering. The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

14. Our common shares are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our director, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders or record, in accordance with Section 12(g) of the Exchange Act). As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the

Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our director, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder.

Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

15. We have not yet adopted of certain corporate governance measures. As a result, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because our director is non-independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

16. We may be unsuccessful in implementing required internal controls over financial reporting.

We are not currently required to comply with the SEC's rules implementing Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose.
Upon becoming a public company, we will be required to comply with the SEC's rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We will not be required to make our first assessment of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC. To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could cause investors to lose confidence in our reported financial information.

17. The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

18. There is a large disparity between the offering price and the prices at which selling shareholders acquired their common shares. This may negatively affect your ability to sell your common shares in the future.

The selling shareholders will sell their common shares at $.05 per common share until our common shares are quoted on the OTC Bulletin Board or other quotation system. The selling shareholders who acquired their common shares for cash ranging from only $.001 to $.02 per common share are registering 1,800,000 common shares to be sold at $.05 until our common shares are quoted on the OTC Bulletin Board or other exchange.

                     FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


                         USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common
stock in this offering.   All proceeds from the sale of the shares of
common stock will be received by the selling shareholders.


           PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

This prospectus relates to the resale of 1,800,000 shares of common stock by the selling shareholders.

The selling shareholders will sell their common shares at $.05 per common shares until our common shares are quoted on the OTC bulletin board or other quotation system. Thereafter, the common shares may be priced at prevailing market prices or privately negotiated prices.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section
5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling shareholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

The table below sets forth information with respect to the resale of common shares by the selling shareholders. We will not receive any proceeds from the resale of common stock by the selling shareholders for common shares currently outstanding.

The registrant shall register, pursuant to this prospectus 1,800,000 common shares currently outstanding for the account of 24 individuals or entities. The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders.

                                                                 Percentage of shares
                                                                   owned after the
                            Total number of      Percentage of      Number of      offering assuming
                          shares owned prior     shares owned      shares being   all of the shares are
  Name                       to offering       prior to offering     offered      sold in the offering
                          ------------------   -----------------  -----------    ----------------------
 Beifub, Olga                 100,000               1.10%          100,000               0.00%
 Blumenroth, Falk             100,000               1.10%          100,000               0.00%
 Brakoniecka, Anna            100,000               1.10%           10,000               0.00%
 Cherkes, Elena               100,000               1.10%          100,000               0.00%
 Cherkes, Julia               100,000               0.11%          100,000               0.00%
 Gershteyn, Evgeny             70,000               1.10%           70,000               0.00%
 Gontarenko, Oleg             100,000               1.10%          100,000               0.00%
 Gorelik, Vitaliy              70,000               1.10%           70,000               0.00%
 Ivanchenko, Mikhail          100,000               1.10%          100,000               0.00%
 Kats, Olga(1)                 70,000               1.10%           70,000               0.00%
 Kats, Natalia(2)              70,000               1.10%           70,000               0.00%
 Krieger, Leva                100,000               1.10%          100,000               0.00%
 Lashmanov, Alexy              70,000               0.11%           70,000               0.00%
 Ovsyanko, Irina              100,000               1.10%          100,000               0.00%
 Ritter, Julia                100,000               1.10%          100,000               0.00%
 Ruder, Olga                  100,000               1.10%          100,000               0.00%
 Schleicher, Viktoria         100,000               1.10%          100,000               0.00%
 Uvadova, Elena               100,000               1.10%          100,000               0.00%
 Vakchrameev, Alexander       100,000               0.11%          100,000               0.00%
 Vakchrameev, Alexey          100,000               1.10%          100,000               0.00%
 Vakchrameev, Elena           100,000               1.10%          100,000               0.00%
 Vakchrameev, Julia           100,000               1.10%          100,000               0.00%
 Vardanyan, Karina            100,000               1.10%          100,000               0.00%
 Zaozerskaya, Tatiana         100,000               0.11%          100,000               0.00%
                            ---------              -----         ---------               ----
 TOTALS                     1,800,000              48.58%        1,800,000               0.00%

1. Mikhail Kats, an officer and director is the father of Olga Kats, an officer and our secretary.
2. Natalia Kats is a wife to Mikhail Kats, our director and mother to Olga Kats, our officer and secretary.
3. Elena Cherkes, selling shareholder is sister to Julia Cherkes, selling shareholder.
4. Elena Vakchrameeva, selling shareholder is wife to Alexey Vakchrameev, selling shareholder.
5. Julia Vakchrusheva, selling shareholder is wife to Alexander Vakchrushev, selling shareholder.

The 1,800,000 shares offered by the selling shareholders may be sold by one or more of the following methods, without limitation:
   - ordinary brokerage transactions and transactions in which the broker solicits purchases; and

  - face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.

Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated. Brokers and dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, in connection with any sales.

The selling shareholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

As a result of these common shares being registered under the Securities Act, selling shareholders who subsequently resell the shares to the public themselves may be deemed to be underwriters with respect to the common shares for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. We have agreed to indemnify the selling shareholders regarding such liability.

Under the Securities Act of 1933, the selling shareholders will be considered to be underwriters of the offering. The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

None of the selling shareholders are broker/dealers or affiliated with broker/dealers.


                            BUSINESS
General

      We were incorporated in the State of Nevada on April 19, 2010. The registrant intends to specialize in architectural design, architectural animation, 3D modeling as well as Computer-Aided Design
(CAD) drafting and conversion services.

Architectural Design:
The registrant will provide architectural design services like building and structural design, exterior and interior 3D rendering, architectural drafting, architectural drawing, architectural lighting, plans, cost estimation, layering and 3D modeling.

We will offer architectural layout and landscaping CAD drawings:
  -  Architectural floor plan CAD drawings
  -  Space plan CAD drawings
  -  Furniture CAD drawings
  -  Reflected ceiling plans/CAD drawings
  -  Interior designing and planning/ CAD drawings

Architectural Animation Services:
The registrant will offer 3D walkthrough as a marketing tool transforming imaginative ideas and concepts into photorealistic 3D rendered architectural walkthrough. With 3D Walkthroughs any specific viewpoint can be viewed from any angle or height giving a real photorealistic feeling.
Some of the advantages of virtual 3D Walkthroughs are:
  - Actual structure, architecture and building materials can be shown.
  - External/Internal lighting such as natural lighting, based upon window direction, time of year and time of day can be previewed.
  - 3D Architectural animation will include exterior features such as landscaping, trees, hedges, fences.
  - View can be previewed.
  - Multiple design options can be explored and resolved before building begins.

3D Modeling Service:
We will provide 3D Modeling services to our clients so they will be able to view their upcoming building, house, room in advance in 3D Modeling and 3D Animation to give views from different angles and perspectives. Our clients can send us the required documents of either hand-drawn sketches or design concept drawing and we will create highly effective 3D Modeling. In addition we can shape, texture and customize stereoscopic 3D animated 3D models.

CAD Drafting Services:
      We will use computer aided design o design, develop and optimize drawings to make a clean and clear computer generated construction drawing, accurately drafted as per specified dimensions. The registrant can generate CAD drawings from any format such as hand-drawn documents, tiff files or any other image files and convert it to a .dwg file using AutoCAD. Our CAD services will include Architectural CAD drafting and detailing for construction projects including general layout, plan, elevation and sections.

   Benefits of using our CAD services:
   - Once our client provides us the details, we will draft them into accurate working drawings
   - We can draft different CAD renderings or views of the building
   - We will edit drawings as per clients request and/or make changes to the CAD drawing to match their sketch
   - We will work with any input/output format

CAD Conversion Services:
The registrant will convert hand drawn documents or prints to digitized CAD drawings:
   - We will convert velum or paper sketch inputs into high quality and accurate CAD drawings.
   - Dimensioning services.
   - Conversion of prints to CAD vector formats by scanning.

Services Type of CAD conversions done by us are:
  - Paper to CAD Conversion
  - PDF to CAD Conversion
  - Tiff to CAD Conversion
  - Jpeg to CAD Conversion
  - Bmp to CAD Conversion
  - Hand sketches to CAD Conversion
  - Hand scribbles to CAD Conversion
  - Scanned documents to CAD Conversion
  - Velum or Blueprint to CAD Conversion
  - Photographs to CAD Conversion
  - Raster image to CAD Conversion
  - Cad redrafting and Conversion

The registrant will provide complete drawings packages in either electronic or hard copy formats. The registrant has not generated any revenues to date and we cannot state with certainty whether we will achieve profitability. The majority of our business will be initially marketed and developed in Europe region but as our operations expand, we plan to expand to other world markets.

Our clients will include:  Independent building contractors
 - Developers and builders
 - Private individuals
 - Other architectural and engineering firms

AutoCad LT 2012 Software Features

On April 5, 2011, the registrant has purchased Computer Aided Design (AutoCAD LT 2012) software application built for professional 2D technical drawings and drafting delivering software's genuine DWG(tm) file format that facilitates data fidelity and compatibility. The program will allow us to perform the following:

  Document
Use a complete set of 2D drafting and detailing tools to produce precise technical drawings

  Document in 2D
Create simple or complex drawings from standard shapes such as lines, arcs, and circles. Modify existing geometry with commands such as stretch, copy, rotate, and scale. Add annotations-including text, dimensions, and tables-to help convey ideas.

  AutoCAD Compatibility
AutoCAD LT 2012 is fully integrated with other Autodesk software products, making it easy to share data with others or expand capabilities.

  Mobile Access
The AutoCAD WS web and mobile application enables to edit online, share and collaborate and stay connected to designs through a web browser or from your mobile device.

Incorporate External Files
Reuse data and create richer documents by referencing external information from colleagues or clients-such as DWG files, JPG and TIF images, Microsoft Excel spreadsheets, and DWF and PDF under lays-in drawings.

  Share Files Electronically
Electronically publish and distribute drawing sets in a single DWF or PDF file for fast, secure collaboration.

  Optimize
Improve efficiency by making AutoCAD LT work with a variety of user interface options

  Standardize Drawings
Save time and standardize drawings by using blocks, adding dynamic properties to accommodate multiple sizes or views in a single block. Get quick access to frequently used content, such as blocks, hatches, and commands with tool palettes.

  Tailor Environment
Quickly find way around the screen with tools to locate commands, view all open drawings, and navigate between different areas in an open drawing. Optimize work environment by tailoring the location and appearance of commands to meet needs and company standards.

Technology

Pinacle Enterprise Inc is going to utilize modern technology at all phases of a project. All work will be carried out using CAD software, including preliminary design and presentation work. It is more cost effective, quicker and more accurate than traditional methods. We will also use specialty design software as well as internet transfer of information between ourselves, other consultants and our clients.

The company will maintains comprehensive, Windows based analysis tools for design. Pinacle Enterprise Inc will maintain an Internet website complete with file transfer and e-mail capabilities.

Marketing Strategy

The registrant will be using the internet extensively in our sales promotion. We will use direct mail and e-mail campaign to advertise our services.

A series of templates will be developed for project proposals. The format for all proposals will include:
   -  Cover letter
   -  Scope of services for each project
   -  Fee (if requested)
   -  Firm's qualifications to provide services
   - Project Team (describes each person's tasks and qualifications)
   -  Philosophy of design approach
   -  Schedule to provide services

Competition
The principal competitive factors in our industry are pricing and
quality of service.   We will be in a market where we compete with many
local, regional, national and international companies. Many of our competitors have greater financial resources and liquidity than we do and may be able to withstand sales or price decreases better than we can at present time.

We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Referral Agreement

The registrant has signed a Referral Agreement with Vitaliy Akimov on March 25, 2011. Mr. Akimov will refer potential customers to the Company for a referral fee. Duration of the agreement is until written 10 day notice of termination is given by either party.

 Other material terms of the agreement are as follows:


1. The referral fee shall be calculated as five per cent (5%) of the net value of services sold by the registrant as a direct result of a referral. Net value shall exclude refunds and payments not honored by a financial institution. Subsequent sales of goods or services to the referred customer shall not be subject to a referral fee except where such subsequent purchase is the direct result of a repeat referral.

2. Upon reconciliation of referral fees due, the agent shall issue an invoice to the registrant and payment shall be affected within thirty (30) days of submission of said invoice.

3. Placement of advertisements and referral methods for the registrant are at the sole discretion of the agent. However, in order to solicit sales, the agent shall not make promises or issue any warranty either expressed or implied pertaining to the goods or services offered by the registrant unless authorized in writing by the registrant to do so.

4. The relationship between the parties shall at all times be that of independent contractors. No employment, partnership or joint venture relationship is formed by this referral agreement and at no time may the agent position itself as affiliated to the registrant, except as an independent referrer. In view of this independent relationship the Agent shall not enter into any agreements on behalf of the registrant, shall make no warranty either expressed or implied on behalf of the registrant and shall not incur any expenses on behalf of the registrant.

5. The referral agreement does not grant exclusive rights to the agent to act as referrer on behalf of the registrant and the agent shall have no rights under any other agreements entered into by the registrant with other agents.

6. Either party may terminate the referral agreement at any time by giving the other party ten (10) days prior written notice. Upon termination by either party, all outstanding referral fees due to the agent at that time shall be settled in full within thirty (30) days.

7. Each party shall indemnify, defend and hold the other party (and any other relation to the other party) harmless against any and all claims of whatsoever nature arising from misrepresentation, default, misconduct, failure to perform or any other act related to this agreement.

Website
We plan outsourcing the development of our website to experts in internet retail marketing. We did not hire or have any agreement with the professional at this time. We believe it will cost $3,000 to complete the website creation. The website will be available 24 hours a day, seven days a week and will be reached from the customer home or office anywhere in the world.

Our website will be arranged to list needed information for a visitor in English and German. There will be following sections:
 - About us
 - Our Concept
 - Services
 - Downloads

Image Brochure, (General terms and Conditions of purchase, and Forms)
 - References
 - Contact
 - Clients
 - Employee
 - Search

By clicking on a category names, the customer will move directly to the sector of the desired category and can get detailed information.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that will cause us to cease operations.

Employees; Identification of Certain Significant Employees

We are a development stage company and currently have no employees, other than our officers and director. We intend to hire one part-time sales representative by August 2011.

Properties
Our offices are currently located at Ctunnersdorfer str. 28, Leipzig, Germany 04318. Our telephone number is (443)620-0081. These offices consist of approximately 150 square feet. This is the home office of our President, Mikhail Kats. We do not pay any rent to Mr. Kats and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation
No governmental approval is needed for the sale of our services.


                              DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

The registrant may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of our common shares.


                           DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our director from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Our director may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

                  DETERMINATION OF OFFERING PRICE

The offering price of the common shares was arbitrarily determined by the registrant without regard to the book value or market value, if any, of our common shares.


         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)
a) Market Information. Our common stock is not quoted on a market or securities exchange. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on a market or securities exchange.

b) Holders. At June 21, 2011, there were twenty five (25) shareholders of the registrant.

c) Dividends. Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its director. No dividends on registrant's common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d) Securities authorized for issuance under equity compensation plans. No securities are authorized for issuance by the registrant under equity compensation plans.

                      Number of Securities   Weighted Average Exercise     Number of Securities
  Plan Category       Issued upon Exercise of Price of Outstanding Options Remaining Available
                      Outstanding Options    Warrants and Rights           Future Issuance

 Equity
 Compensation
 Plans Approved
 by Security Holders         n/a                    n/a                         n/a
 Equity
 Compensation
 Plans Not Approved
 by Security Holders         n/a                    n/a                         n/a

 Total                       n/a                    n/a                         n/a

e)  Performance graph
Not applicable.

f)  Sale of unregistered securities.

All of the issued and outstanding shares of common stock were issued pursuant to Reg. S of the Securities Act of 1933. All of the sales took place outside the United States of America with non-US persons.

The following is a summary of the issuances of all shares pursuant to Reg. S of the Act.

a) On July 2, 2010, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

b) On July 9, 2010, the Company issued 500,000 shares of common stock for cash proceeds of $5,000 at $0.01 per share.

c) On August 11, 2010, the Company issued 800,000 shares of common stock for cash proceeds of $16,000 at $0.02 per share.
d)	The 1,800,000 shares so issued under part (a), (b), and (c) are being registered in this offering.
e)	There were 5,300,000 shares of common stock issued and
outstanding as of January 31, 2011.

    Item 5(b) Use of Proceeds.  As described herein

    Item 5(c) Purchases of Equity Securities by the issuer and affiliated purchasers. None.

Shares Eligible for Future Sale
-------------------------------
Upon the date of this prospectus, there are 5,300,000 common shares outstanding of which no common shares may be freely traded without registration. However, 1,800,000 common shares of present shareholders are being registered on this offering.

The remaining 3,500,000 are owned by Mikhail Kats, principal executive officer, principal financial officer and will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Admission to Quotation on the OTC Bulletin Board and/or OTCQB
-------------------------------------------------------------
We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB. The OTCQB is the middle tier of the OTC market. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board and the OTCQB differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the registrant listing. If it meets the qualifications for trading securities on the OTC Bulletin Board and the OTCQB, our securities will trade on the OTC Bulletin Board and the OTCQB. We may not now or ever qualify for quotation on the OTC Bulletin Board or the OTCQB. We currently have no market maker who is willing to list quotations for our securities.

Section 15(g) of the Exchange Act
---------------------------------
Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your common shares.


        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation and have not started operations or generated or realized any revenues from our business operations.

We will attempt to generate revenues from signing contracts for our consulting services with clients. As of the date hereof we do not have any contracts, but are attempting to do so at this time.

We do not have sufficient cash to maintain operations for the next twelve months.

If we need additional cash and cannot raise it, our sole director and president Mikhail Kats agreed to lend the company additional capital to continue business operations; however, Mr. Kats does not have any contractual obligation to loan funds to the company. If we require more funding and our director does not lend us the funds, we have to suspend operations until we raise more cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation for the next 12 Months

Our plan of operation for the next twelve months following the date of this prospectus is to enter into agreements with potential clients who are in need of our services.

We established a home office in Ctunnersdorfer str. 28, Leipzig, 04318, Germany in order to reduce start-up costs. The office space is estimated to be 150 square feet. By end of August 2011, we plan to purchase basic office equipment such as computers, telephones and fax, office supplies and furniture such as professional drafting tables, drafting kits, lamps, drafting machines, drafting parallel straightedges, tracing projectors, blueprint measuring tools as well as drafting paper estimated to be $2,500.

We intend to retain at least one part-time architectural designer by end of August 2011.

In September 2011, the Company plans to commence marketing its services, by advertising in newspaper and on search engines on the Internet. This will cost the registrant estimated $500.

An interactive website which will serve as a marketing tool will become operational by September or mid October 2011 and it will include a description of our services, the areas which we plan to serve, contact information, a list of representative projects, and a brief biography of Mikhail Kats. We believe it will cost $3,000. The domain name of "pinnacleenterpriseinc.com" has been reserved as of January 2011. In August 2011, Mr. Mikhail Kats will register the registrant with online portals so that potential customers can easily reach the business.

On April 5, 2011, the registrant has purchased Computer Aided Design (AutoCAD LT 2012) software application built for professional 2D technical drawings and drafting, delivering software's genuine DWG(tm) file format that facilitates data fidelity and compatibility. The registrant paid $1,180 for the software from Autodesk. Our AutoCAD LT 2012 includes a full set of basic solid modeling and 2D tools for creating, editing, and printing drawings. Approximately in October 2011, or when need arises, we are planning to upgrade to an AutoCADD Architecture which will permit our designer to draw 3D objects such as walls, doors and windows, with more intelligent data associated with them. The upgrade will cost $3,500.

By the end of December 2011, the registrant will adopt a systematic manner of sorting and retrieving a library of structural elements and assemblies. Slide libraries will be available from a tool bar within AutoCADD for quick access.

After we upgrade to AutoCADD Architecture, the registrant is going to subscribe to National Master Specifications (NMS) Architectural for $1,893 a year. This is a comprehensive text base subscription, containing descriptions of every procedure, product or method likely to be encountered. This collection of specifications will be used in developing a project specification by editing contents to suit the requirements of a project. Starting January 2012, on a limited basis, the registrant will also act in a project management capacity of design and implementation oversight in conjunction with general contractors and real estate developers. Foremost, the registrant intends to develop relationships with general contractors and real estate developers that will call on the firm for drafting, design, and limited project management services.

      The registrant has executed a referral agreement with the Vitality AAkimov the "Agent". The fee shall be calculated as five per cent (5%) of the net value of services sold by the registrant as a referral direct result of a referral. Net value shall exclude refunds and payments not honored by a financial institution. Subsequent sales services to the referred customer shall not be subject to a referral fee except where such subsequent purchase is the direct result of a repeat referral.

      In April 2012, the registrant is going to apply for license in order to take on any project that requires building permits and inspections. The registrant will be capable of doing the design work or taking the work of a designer, and then creating all the working drawings as well as overseeing the entire project in conjunction with the builder. By hiring a licensed architect, the client will ensure that the project will be built to current codes and problems will be avoided.

      We therefore expect to incur the following costs in the next twelve months in connection with our business operations:

Marketing Cost:                                              $ 3,500
Brochures, project template printing costs and
Referral costs
Advertising:                                                 $   500
General administrative costs:                                $ 3,000
Bookkeeping, office expense, stationary and
  other miscellaneous expenses
Website development                                          $ 3,000
Software Application/Subscription Costs;	                   $ 5,393
Computer/Office equipment                                    $ 2,500
Professional fees, including fees
  payable in connection with the
  filing of this registration statement
  and complying with reporting obligations:                  $10,000

Total expenditures over the next 12 months are therefore expected to be $27,893

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to locate and negotiate additional agreements with potential customers.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

For the three months ended April 30, 2011

For the three months ended April 30, 2011, we did not earn any revenues. We had operating expenses of $5,023 that included professional fees of $3,500, bank fees of $34 and general and administrative expenses of $1,489. Net loss from operations for the three months ended April 30, 2011 was $(5,023).

From Inception on April 19, 2010 to January 31, 2011

During the period we incorporated, and hired the auditor we have prepared an internal business plan. Our loss since inception is $3,996 is for bank charges and legal fees. We have just started our proposed business operations.

Since inception, we sold 5,300,000 shares of common stock and raised
$25,000.

Liquidity and capital resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

In July 2,2010, we issued 4,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $4,000. In July 9, 2010, we issued 500,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $5,000. On August 11, 2010, we also issued 800,000 shares of common stock at a price of $0.02 per share for total cash proceeds of $16,000. All shares were issued pursuant to Reg. S of the Securities Act of 1933. All transactions took place outside the United States of America and all purchasers were non-US persons.

As of January 31, 2011, our total assets were $21,029 and our total
liabilities were $25.   As of January 31, 2011, we had cash of $21,029.

Going Concern
Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business. The ability of registrant to continue as a going concern is dependent on our ability to further implement its business plan and raise capital. The company has enough funds to stay in business for the next 6 months, after that, we will require additional funding.

The registrant is currently a development stage company and our continued existence is dependent upon our ability on additional investment capital to fund operating expenses. The registrant intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the registrant will be successful in this or any of its endeavors or become financially viable and continue as a going concern.


        DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Director

Our director will serve until their successors are elected and qualified. Our officers are elected by our sole director to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. Our sole director has no nominating, auditing or compensation committees.

      The name, address, age and position of our present officers and director are set forth below:

Name and Address     Age  Position(s)
                          president, principal executive officer,
Mikhail Kats         55   treasurer, principal financial officer,
                          principal accounting officer and sole
                        director
Olga Kats           30    Secretary, officer

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and director
Since our inception on April 19, 2010, Mr. Kats has been our president, principal executive officer, treasurer, principal financial officer, principal accounting officer, and our sole director. From February 2005 to February 2006, Mr. Kats has completed Qualification Course for technical economist at Educational center in Leipzig, Germany. From September 2007 to September 2008 Mr. Kats has completed Course for raising the level of technical designer skill (Auto CAD 2008 2D/3D, Autodesk Inventor, SoloidWorks, CATIA V5) at Z&P Schulung GmbH in Leipzig, Germany. From September 2008 to present Mr. Kats has been working as an Engineer constructor at privately owned enterprise Grune Maschinen in Leipzig, Germany. Mr. Kats has not been a member of the board of directors of any corporations during the last five years.

Olga Kats attended Leipzig University of Applied Science, Germany faculty of International Management from 2004-2008. During 2006-2007, she attended practical semester at the Syngas International Corporation as an assistant manager in the department of Public and Investor Relations. In 2008, Ms. Kats was a sales executive at the international firm, Marcus Evans. Later from 2009-2011, Ms. Kats was a team member for the online social project "Scholar-online.eu" at RAJM GbR for the purpose of intercultural integration and convergence of the former and the new EU members. From January 2011 to date, Ms. Kats has worked as an officer of engineering and technical documentation for the software solution "Management System Solution for transport system operators" at ECG Erdgas-Consult GmbH.

Involvement in Certain Legal Proceedings
----------------------------------------
During the past ten years, Mikhail Kats and Olga Kats have not been the subject of the following events:

  1. Any bankruptcy petition filed by or against any business of which Mikhail Kats and Olga Kats was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

  2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting
Mikhail Kats and/or Olga Kats involvement in any type of business, securities or banking activities.

  4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to has violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert
--------------------------------
We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest
---------------------
The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

Executive Compensation
----------------------
The following table sets forth the compensation paid by us for the last three fiscal years ending January 31, 2011 for each or our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

             Executive Officer Compensation Table
---------------------------------------------------------------------------------------------
-            -      -      -      -       -       -   Non-     -Nonqualified-        -      -
-            -      -      -      -       -       -  Equity    -  Deferred  -  All   -      -
- Name       -      -      -      -       -       - Incentive  -  Compensa  - Other  -      -
- and        -      -      -      -Stock  - Option-   Plan     -    tion    - Compen -      -
- Principal  -      -Salary-Bonus -Awards - Awards-Compensation-  Earnings  - sation -Total -
- Position   - Year -(US$) - (US$)- (US$) - (US$) -   (US$)    -    (US$)   -  (US$) -(US$) -
---------------------------------------------------------------------------------------------
-   (a)      - (b)  - (c)  - (d)  -  (e)  -  (f)  -    (g)     -     (h)    -   (i)  - (j)  -
---------------------------------------------------------------------------------------------
-Mikhail Kats- 2010 -  0   -  0   -  0    -  0    -     0      -     0      -    0   -  0   -
-            --------------------------------------------------------------------------------
-CEO, CFO    - 2009 -  0   -  0   -  0    -  0    -     0      -     0      -    0   -  0   -
-            --------------------------------------------------------------------------------
-            - 2008 -  0   -  0   -  0    -  0    -     0      -     0      -    0   -  0   -
---------------------------------------------------------------------------------------------
-Olga Kats   - 2010 -  0   -  0   -  0    -  0    -     0      -     0      -    0   -  0   -
-            --------------------------------------------------------------------------------
-Secretary   - 2009 -  0   -  0   -  0    -  0    -     0      -     0      -    0   -  0   -
-            --------------------------------------------------------------------------------
-            - 2008 -  0   -  0   -  0    -  0    -     0      -     0      -    0   -  0   -
=============================================================================================

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Director

Our sole director is not compensated for his services as a director. The board has not implemented a plan to award options to our director. There are no contractual arrangements with our sole director. We have no director's service contracts.

                      Director's Compensation Table
-              - Fees  -      -      -              -            -            -      -
-              -Earned -      -      -              -Nonqualified-            -      -
-              -  or   -      -      - Non-Equity   -  Deferred  -            -      -
-              -Paid in-Stock -Option-Incentive Plan-Compensation- All Other  -      -
-              - Cash  -Awards-Awards- Compensation -  Earnings  -Compensation-Total -
- Name         - (US$) -(US$) -(US$) -   (US$)      -   (US$)    -   (US$)    -(US$) -
-     (a)      -  (b)  - (c)  - (d)  -    (e)       -    (f)     -    (g)     - (h)  -
- Mikhail Kats - 2010  -  0   -  0   -     0        -     0      -     0      -  0   -

      Our director does not receive any compensation for serving as a sole director.. We did not pay any directors compensation in 2010 and have no plans to pay any directors compensation in 2011.

Indemnification
---------------
Under our bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to director or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Code of Ethics Policy
---------------------
We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance
--------------------
There have been no changes in any state law or other procedures by which security holders may recommend nominees to our sole director. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships
--------------------
Mikhail Kats, an officer and director is the father of Olga Kats, an officer and our secretary.
Natalia Kats is a wife to Mikhail Kats, our director.

Change-In-Control Arrangements
------------------------------
There are currently no employment agreements or other contracts or arrangements with our officers or director. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, director or consultants that would result from the resignation, retirement or any other termination of our director, officers or consultants. There are no arrangements for our director, officers, employees or consultants that would result from a change-in-control.


    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of the date of this prospectus, the total number of common shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

--------------------------------------------------------------------------------------------------
-                      -               -               - Number of Shares -   Percentage of      -
-                      -               - Percentage of -  After Offering  - Ownership After the  -
-                      -  Number of    -  Ownership    - Assuming all of  -  Offering Assuming   -
- Name of Beneficial   - Shares Before -  Before the   -  the Shares are  -all of the Shares are -
- Owner [1]            - the Offering  -   Offering    -      Sold        -        Sold          -
--------------------------------------------------------------------------------------------------
-   Mikhail Kats       -               -               -                  -                      -
-Ctunnersdorfer str. 28-  3,500,000    -    66%     -   3,500,000      -       66%         -
-  Leipzig, 04318      -               -               -                  -                      -
- Leipzig, Germany     -               -               -                  -                      -
--------------------------------------------------------------------------------------------------
-    Olga Kats         -               -               -                  -                      -
-Ctunnersdorfer str. 28-     70,000    -     0.00%     -       0          -        0.00%         -
-  Leipzig, 04318      -               -               -                  -                      -
- Leipzig, Germany     -               -               -                  -                      -
-----------------------------------------------------------------
-   All Officers and   -               -               -                  -                      -
- Director as a Group -   3,500,000   -     66%    -    3,500,000     -        66%        -
-    (2 persons)       -               -               -                  -                      -
==================================================================================================

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Kats is the only promoter of our company.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.


                       DESCRIPTION OF SECURITIES

Common Stock
------------
     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

   -  have equal ratable rights to dividends from funds
      Legally available if and when declared by our sole director;
   - are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
   - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
   - are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are currently fully paid for and non-assessable.

We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 66% of our outstanding shares.

Cash dividends
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our sole director and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions
There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports
-------
After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent
--------------------
We do not have transfer agent at this time; we are currently in the process of selecting our transfer agent.


               CERTAIN RELATIONSHIPS AND RELATEDTRANSACTIONS

On May 20, 2010, Mikhail Kats, an officer and director loaned $25 to the registrant to open the bank account. The loan is unsecured, non-interest bearing and due on demand. The balance due to the shareholder was $25 as of January 31, 2011.

On July 2, 2010, the registrant issued 3,500,000 common shares to Mikhail Kats, an officer and director, for cash of $3,500 or $.001 per common share.

Mikhail Kats, an officer and director has provided office services without charge. There is no obligation for Mr. Kats to continue this arrangement.


                  DISCLOSURE OF COMMISSION POSITION ON
              INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to director, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                  ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.


                           LEGAL PROCEEDINGS

      We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

      Our financial statements for the period from inception to January 31, 2011, included in this prospectus have been audited by Silberstein Ungar, PLLC, Certified Public Accountants, 30600 Telegraph Road, Suite 2175, Bingham Farms, MI 48025-4586, telephone (248) 203-0080 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.


                             LEGAL MATTERS

      The Law Office of Jody M. Walker, 7841 South Garfield Way
Centennial, CO, 80122 has acted as our legal counsel.


                  WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Pinacle Enterprise Inc.
Ctunnersdorfer str. 28
Leipzig, 04318
Leipzig, Germany
443.620.0081
Attention: Mikhail Kats, Chief Executive Officer

Our fiscal year ends on January 31st. Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the

SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.


                           FINANCIAL STATEMENTS

      Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Chartered Accountants.

Balance Sheet as of April 30, 2011 and January 31, 2011
Statement of Operations for the three months ended April 30, 2011 and the period from April 19, 2010 (Inception) to April 30, 2011
Statement of Cash Flows for the three months ended April 30, 2011 and the period from April 19, 2010 (Inception) to April 30, 2011
Notes to the Financial Statements

Report of Independent Registered Public Accounting Firm
Balance Sheet as of January 31, 2011
Statement of Operations for the period from April 19, 2010
(Date of Inception) to January 31, 2011
Statement of Stockholders' Equity as of January 31, 2011
Statement of Cash Flows for the period from April 19, 2010
(Date of Inception) to January 31, 2011
Notes to the Financial Statements

                        PINACLE ENTERPRISE INC.
                     (A DEVELOPMENT STAGE COMPANY)
                            BALANCE SHEETS

                                              April 30,    January
                                                  2011     31, 2011
                      ASSETS                 (unaudited)  (unaudited)
                                             ----------   ----------
Current Assets
  Cash and cash equivalents                    $ 16,006    $ 21,029
                                               --------    --------
Total Assets                                   $ 16,006    $ 21,029
                                               ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities
  Accrued expenses                             $      0    $      0
  Loan from shareholder                              25          25
                                              ---------    --------
Total Liabilities                                    25          25
                                              ---------    --------

Stockholders' Equity
  Common stock, par value $0.001;
   75,000,000 shares authorized,
   5,300,000 shares issued and outstanding        5,300       5,300
  Additional paid in capital                     19,700      19,700
  Deficit accumulated during the development
    stage                                        (9,019)     (3,996)
                                               --------    --------
Total Stockholders' Equity                       15,981      21,004
                                               --------    --------
Total Liabilities and Stockholders' Equity     $ 16,006    $ 21,029
                                               ========    ========




















            See accompanying notes to financial statements.

                        PINACLE ENTERPRISE INC.
                     (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF OPERATIONS (unaudited)
                FOR THE THREE MOTHS ENDED APRIL 30, 2011
   FOR THE PERIOD FROM APRIL 19, 2010 (INCEPTION) TO APRIL 30, 2011

                                                       For the period
                                                       from April 19,
                                         For the three     2010
                                         months ended  (Inception) to
                                        April 30, 2011 April 30, 2011
                                           ---------       -------
REVENUES                                   $       0       $     0
                                           ---------       -------

OPERATING EXPENSES
  Professional fees                            3,500         7,250
Bank fees                                         34           274
General and administrative expenses            1,489         1,495
                                           ---------       -------
TOTAL OPERATING EXPENSES                       5,023         9,019
                                           ---------       -------

NET LOSS FROM OPERATIONS                      (5,023)       (9,019)
PROVISION FOR INCOME TAXES                         0             0
                                           ---------       -------

NET LOSS                                   $  (5,023)      $(9,019)
                                           =========       =======
NET LOSS PER SHARE: BASIC AND DILUTED      $   (0.00)
                                           =========
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING: BASIC AND DILUTED           5,300,000
                                           =========
















          See accompanying notes to financial statements.

                            PINACLE ENTERPRISE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
              STATEMENT OF STOCKHOLDERS' EQUITY (unaudited)
       FOR THE PERIOD FROM APRIL 19m 2010 (Inception) TO APRIL 30, 2011

                                                                 Deficit
                                                               Accumulated
                                Common Stock      Additional    during the     Total
                                ------------       Paid-in     Development  Stockholders'
                             Shares      Amount    Capital        Stage        Equity
                             ------      ------   ----------   -----------  ------------
Inception, April 19,
  2010                           -   $    -  $       -      $     -    $     -
Shares issued for cash at
  $.001 per share        4,000,000    4,000          -            -      4,000
Shares issued for cash at
  $.01 per share           500,000      500      4,500            -      5,000
Shares issued for cash at
  $0.02 per share          800,000      800     15,200            -     16,000
Net loss for the year
  Ended January 31, 2011         -        -          -       (3,996)    (3,996)
                         ---------   ------    -------      -------    -------
Balance, January 31,
  2011                   5,300,000    5,300     19,700       (3,996)    21,004

Net loss for the three
  months ended April 30,
  2011                           -        -          -       (5,023)    (5,023)
                         ---------   ------    -------      -------    -------
Balance, April 30, 2011  5,300,000   $5,300    $19,700      $(9,019)   $15,981
                         =========   ======    =======      =======    =======

                           PINACLE ENTERPRISE INC.
                       (A DEVELOPMENT STAGE COMPANY)
                    STATEMENTS OF CASH FLOWS (unaudited)
                FOR THE THREE MONTHS ENDED APRIL 30, 2011
  FOR THE PERIOD FROM APRIL 19, 2010 (INCEPTION) TO JANUARY 31, 2011

                                                           For the
                                                         period from
                                                For the   April 19,
                                                 three       2010
                                                months   (Inception)
                                             ended April to April 30,
                                               30, 2011      2011
                                               --------    -------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                      $(5,023)    $(9,019)
Adjustments to reconcile net loss to net
  cash (used in) operating activities:
Changes in assets and liabilities:
  Increase (decrease) in accrued expenses            0           0
                                               -------     -------
CASH FLOWS USED IN OPERATING ACTIVITIES         (5,023)     (9,019)
                                               -------     -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                 0      25,000
  Loans from shareholder                             0          25
                                               -------     -------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES          0      25,025
                                               -------     -------

NET INCREASE IN CASH                            (5,023)     16,006
Cash, beginning of period                       21,029           0
                                               -------     -------
Cash, end of period                            $16,006     $16,006
                                               =======     =======

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid                                  $     0     $     0
                                               =======     =======
Income taxes paid                              $     0     $     0
                                               =======     =======











          See accompanying notes to financial statements

                       PINACLE ENTERPRISE INC.
                    (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO THE FINANCIAL STATEMENTS
                            April 30, 2011

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Pinacle Enterprise Inc. (the "Company" or "Pinacle") was incorporated under the laws of the State of Nevada on April 19, 2010. The Company plans to specialize in architectural design, architectural animation, 3D modeling as well as CAD drafting and conversion services.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a January 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $16,006 and $21,029 of cash as of April 30, 2011 and January 31, 2011.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

                       PINACLE ENTERPRISE INC.
                    (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO THE FINANCIAL STATEMENTS
                           APRIL 30, 2011

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2011.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Pinacle does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

                       PINACLE ENTERPRISE INC.
                    (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO THE FINANCIAL STATEMENTS
                           APRIL 30, 2011

NOTE 3 - LOAN FROM SHAREHOLDER

On May 20, 2010, a shareholder loaned $25 to the Company to open the bank account. The loan is unsecured, non-interest bearing and due on demand.

The balance due to the shareholder was $25 as of April 30, 2011 and January 31, 2011.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On July 2, 2010, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

On July 9, 2010, the Company issued 500,000 shares of common stock for cash proceeds of $5,000 at $0.01 per share.

On August 11, 2010, the Company issued 800,000 shares of common stock for cash proceeds of $16,000 at $0.02 per share.

There were 5,300,000 shares of common stock issued and outstanding as of April 30, 2011 and January 31, 2011.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and director are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 - INCOME TAXES

As of April 30, 2011, the Company had net operating loss carry forwards of approximately $9,000 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

                       PINACLE ENTERPRISE INC.
                    (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO THE FINANCIAL STATEMENTS
                           APRIL 30, 2011

NOTE 6 - INCOME TAXES (Continued)

The provision for Federal income tax consists of the following:

                                              April 30,  January 31,
                                                2011        2011
                                               ------      ------
Federal income tax benefit attributable to:
  Current Operations                           $1,708      $1,360
  Less: valuation allowance                    (1,708)     (1,360)
                                               ------      ------
Net provision for Federal income taxes         $    0      $    0
                                               ======      ======

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                              April 30,  January 31,
                                                2011        2011
                                               ------      ------
Deferred tax asset attributable to:
  Net operating loss carryover                 $3,068      $1,360
  Less: valuation allowance                    (3,068)     (1,360)
                                               ------      ------
Net deferred tax asset                         $    0      $    0
                                               ======      ======

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $9,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of April 30, 2011. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

                       PINACLE ENTERPRISE INC.
                    (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO THE FINANCIAL STATEMENTS
                           APRIL 30, 2011

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to April 30, 2011 to June 16, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

Report of Independent Registered Public Accounting Firm
To the Board of Directors of
Pinacle Enterprise Inc.
Henderson, Nevada

We have audited the accompanying balance sheet of Pinacle Enterprise Inc. (the "Company") as of January 31, 2011, and the related statements of operations, stockholders' equity, and cash flows for the period from April 19, 2010 (Date of Inception) through January 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pinacle Enterprise Inc. as of January 31, 2011 and the results of its operations and its cash flows for the period from April 19, 2010 (Date of Inception) through January 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note
7. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
---------------------------------
Silberstein Ungar, PLLC
Bingham Farms, Michigan

March 14, 2011

                        PINACLE ENTERPRISE INC.
                     (A DEVELOPMENT STAGE COMPANY)
                            BALANCE SHEET
                        AS OF JANUARY 31, 2011


                                ASSETS                 January 31, 2011
                                                       ----------------
Current Assets
Cash and cash equivalents                                  $   21,029
                                                           ----------
Total Assets                                               $   21,029
                                                           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Current Liabilities
    Accrued expenses                                       $        0
    Loan from shareholder                                          25
                                                           ----------
Total Liabilities                                                  25

Stockholders' Equity
  Common stock, par value $0.001;
  75,000,000 shares authorized, 5,300,000
  shares issued and outstanding                                 5,300
Additional paid in capital 19,700
Deficit accumulated during the development stage               (3,996)
                                                           ----------
Total Stockholders' Equity                                     21,004

Total Liabilities and Stockholders' Equity                 $   21,029
                                                           ==========

             See accompanying notes to financial statements.

                         PINACLE ENTERPRISE INC.
                       (A DEVELOPMENT STAGE COMPANY)
                          STATEMENT OF OPERATIONS
     FOR THE PERIOD FROM APRIL 19, 2010 (INCEPTION) TO JANUARY 31, 2011


                                                    For the period from
                                                      April 19, 2010
                                                       (Inception) to
                                                     January 31, 2011
                                                    -------------------
REVENUES                                                   $       0
                                                           ---------
OPERATING EXPENSES
  Professional fees                                            3,750
  Bank fees                                                      240
  General and administrative expenses                              6
                                                           ---------
TOTAL OPERATING EXPENSES                                       3,996
                                                           ---------
NET LOSS FROM OPERATIONS                                      (3,996)

PROVISION FOR INCOME TAXES                                         0
                                                           ---------
NET LOSS                                                   $  (3,996)
                                                           =========
NET LOSS PER SHARE: BASIC AND DILUTED                      $   (0.00)
                                                           =========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                         3,809,756
                                                           =========


               See accompanying notes to financial statements.

                        PINACLE ENTERPRISE INC.
                    (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY
  FOR THE PERIOD FROM APRIL 19, 2010 (INCEPTION) TO JANUARY 31, 2011

                                                        Deficit
                                                       Accumulated
                                           Additional   during the      Total
                          Common Stock       Paid-in   Development   Stockholders'
                      Shares        Amount   Capital      Stage         Equity
                      ------        ------ ----------  -----------   -------------
Inception, April
 19 2010                    -      $      - $       -   $       -     $       -

Shares issued for
 cash at $0.001
 per share          4,000,000         4,000         -           -         4,000

Shares issued for
 cash at $0.01 per
 share                500,000           500     4,500           -         5,000

Shares issued for
 cash at $0.02 per
 share                800,000           800    15,200           -        16,000

Net loss for the
 year ended
 January 31, 2011           -             -         -       (3,996)      (3,996)
                    ---------      -------- ---------    ---------    ---------
Balance, January 31,
 2011               5,300,000      $  5,300 $  19,700    $  (3,996)   $  21,004
                     =========      ======== =========    =========    =========

                See accompanying notes to financial statements.

                             PINACLE ENTERPRISE INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
   FOR THE PERIOD FROM APRIL 19, 2010 (INCEPTION) TO JANUARY 31, 2011

                                                    For the period from
                                                      April 19, 2010
                                                       (Inception) to
                                                     January 31, 2011
                                                    -------------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss for the period                                $  (3,996)
Adjustments to reconcile net loss to
 net cash (used in) operating activities:
Changes in assets and liabilities:
 Increase (decrease) in accrued expenses                         0
                                                         ---------
CASH FLOWS USED IN OPERATING ACTIVITIES                     (3,996)
                                                         ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                        25,000
  Loans from shareholder                                        25
                                                         ---------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                 25,025
                                                         ---------

NET INCREASE IN CASH                                        21,029
Cash, beginning of period 	                                   0
                                                         ---------
Cash, end of period                                      $  21,029

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                          $       0
                                                         =========
  Income taxes paid                                      $       0
                                                         =========


               See accompanying notes to financial statements.

                     PINACLE ENTERPRISE INC.
                   (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO THE FINANCIAL STATEMENTS
                          JANUARY 31, 2011

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Pinacle Enterprise Inc. (the "Company" or "Pinacle") was incorporated under the laws of the State of Nevada on April 19, 2010. Pinacle Enterprise Inc. specializes in architectural design, architectural animation, 3D modeling as well as CAD drafting and conversion services.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
-------------------------
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
---------------------
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
----------------
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a January 31 fiscal year end.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $21,029 of cash as of January 31, 2011.

Fair Value of Financial Instruments
-----------------------------------
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
------------
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
------------------------
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
-----------------------------
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2011.

Comprehensive Income
--------------------
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
--------------------------------
Pinacle does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

                      PINACLE ENTERPRISE INC.
                   (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO THE FINANCIAL STATEMENTS
                          JANUARY 31, 2011

NOTE 3 - LOAN FROM SHAREHOLDER

On May 20, 2010, a shareholder loaned $25 to the Company to open the bank account. The loan is unsecured, non-interest bearing and due on demand.

The balance due to the shareholder was $25 as of January 31, 2011.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On July 2, 2010, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

On July 9, 2010, the Company issued 500,000 shares of common stock for cash proceeds of $5,000 at $0.01 per share.

On August 11, 2010, the Company issued 800,000 shares of common stock for cash proceeds of $16,000 at $0.02 per share.

There were 5,300,000 shares of common stock issued and outstanding as of January 31, 2011.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and director are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 - INCOME TAXES

As of January 31, 2011, the Company had net operating loss carry forwards of approximately $4,000 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

                      PINACLE ENTERPRISE INC.
                   (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO THE FINANCIAL STATEMENTS
                          JANUARY 31, 2011

NOTE 6 - INCOME TAXES (Continued)

The provision for Federal income tax consists of the following:

                                                January 31,
                                                   2011
                                                ---------
Federal income tax benefit attributable to:
  Current Operations                            $  1,360
  Less: valuation allowance                       (1,360)
                                                --------
Net provision for Federal income taxes          $      0
                                                =========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                 January 31,
                                                    2011
                                                 ----------
Deferred tax asset attributable to:
Net operating loss carryover                     $    1,360
Less: valuation allowance                            (1,360)
                                                 ----------
Net deferred tax asset                           $        0
                                                 ===========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $4,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of January 31, 2011. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

                      PINACLE ENTERPRISE INC.
                   (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO THE FINANCIAL STATEMENTS
                          JANUARY 31, 2011

NOTE 6 - INCOME TAXES (Continued)NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2011 to March 14, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

               1,800,000 on behalf of Selling Shareholders

                              Prospectus

                        PINACLE ENTERPRISE INC.
                            August 12, 2011


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ________ 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

            PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

            SEC Registration Fee                $   10.45
            Accounting Fees and Expenses         3,996.17
            Legal Fees and Expenses              3,500.00
                                                ---------
            TOTAL                               $7,596.20
                                                =========

ITEM 14.    INDEMNIFICATION OF DIRECTOR AND OFFICERS.

      The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

        1. Article 3 of the Articles of Incorporation of the company,
           filed as Exhibit 3.1 to the   Registration Statement.

        2. Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

        3. Nevada Revised Statutes, Chapter 78.

      The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.


ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

      On July 2, 2010, we sold 4,000,000 shares of common stock to six individuals for consideration of $0.001 per share for a total of $4,000.

      On July 9, 2010, we sold 500,000 shares of common stock to five individuals for consideration of $0.01 per share for a total of $5,000.

      On August 11, 2010, we sold 800,000 shares of common stock to 14 individuals for consideration of $0.02 per share for a total of $16,000.


All of the foregoing transactions were made pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. The sale of securities was made in offshore transactions to persons who are not U.S. persons. The investors purchased the securities for their own account and not on behalf of any U.S. Person and a sale of the securities has not been pre-arranged with a purchaser
in the United States.   The investors have represented that the
purchases of the securities were not a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the 1933 Act.

ITEM 16.    EXHIBITS.

      The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.  Document Description
 3.1          Articles of Incorporation incorporated by reference
                to Form S-1 filed June 21, 2011.
 3.2          Bylaws incorporated by reference to Form S-1 filed
                June 21, 2011
 5.1          Opinion and consent of Jody Walker, Attorney At Law
               regarding the legality of the Securities being registered incorporated by reference to Form S-1 filed June 21, 2011.
 10.1        Referral Agreement with Vitaliy Akimov incorporated by
               to Form S-1 filed June 21, 2011
 23.1        Consent of Silberstein Ungar, PLLC

ITEM 17.    UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
    iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this amendment to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leipzig, Germany, on this 14th day of September, 2011.

                                  Pinacle Enterprise Inc.

                                  BY:
                                     Mikhail Kats, President, Principal
                                     Executive Officer, Principal
                                     Accounting Officer, Principal
                                     Financial Officer, Treasurer and
                                     Sole Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                    Title                       Date

               President, Principal Executive Officer,
Mikhail Kats   Principal Accounting Officer, Principal   Sept. 14, 2011
               Financial Officer, Treasurer and
               Sole Director
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